EXHIBIT 24
                                POWER OF ATTORNEY

        Each of the directors of Beartooth Platinum Corporation (the "Company"), whose signature appears below, hereby appoints John Andrews as his attorney to sign, in his name and behalf and in any and all capacities stated below, the Company's Form 10-KSB Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such person hereby granting to such attorney power to act and full power of substitution and revocation, and hereby ratifying all that such attorney or his substitute may do by virtue hereof.

         This Power of Attorney has been signed by the following persons in the capacity indicated, on the 25th day of April 2003.

Signature                                   Title

/s/ John Andrews                           Director
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John Andrews

/s/ James Ashcroft                         Director
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James Ashcroft

/s/ Delbert Steiner                        Director
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Delbert W. Steiner

/s/ Theodore Tomasovich                    Director
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Theodore Tomasovich

/s/ James Clucas                           Director
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James Clucas

/s/ Reid Keays                             Director
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Reid Keays